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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 2000

________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported):  January 31, 2000



                           INTERACTIVE NETWORK, INC.
             (Exact Name of Registrant as Specified in Its Charter)



                                   CALIFORNIA
                 (State or Other Jurisdiction of Incorporation)



                      0-19579                         94-3025019
             (Commission file Number)      (I.R.S. Employer Identification No.)

         1161 OLD COUNTY ROAD, BELMONT, CA            94002
     (Address of Principal Executive Offices)       (Zip Code)


                                 (650) 508-8793
              (Registrant's Telephone Number, Including Area Code)


                                With a copy to:
                            Robert S. Townsend, Esq.
                            Morrison & Foerster LLP
                               425 Market Street
                            San Francisco, CA  94105
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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

     On January 31, 2000, the Registrant consummated the formation of a joint venture company, TWIN Entertainment Inc. ("TWIN Entertainment"), to be co-managed by the Registrant and Two Way TV Limited ("Two Way TV") under the terms of a Joint Venture and Stock Purchase Agreement dated as of December 6, 1999. The Registrant and Two Way TV currently expect that TWIN Entertainment will develop, market and supply digital (as well as analog) interactive and related services, products and technology in the Territory, which presently means the United States and Canada. The Territory is more fully defined in the Joint Venture License Agreement attached as an exhibit hereto.

     The Registrant and Two Way TV each purchased 2,500,000 shares of TWIN Entertainment's common stock for $500,000, the fair market value of TWIN Entertainment's stock as determined by TWIN Entertainment's Board of Directors (which currently consists of representatives nominated by the Registrant and Two Way TV). The Registrant utilized its working capital to fund its purchase of shares.

     As part of the creation of the Joint Venture, the Registrant entered into an Investor Rights Agreement, a Stockholders Agreement and a Joint Venture License Agreement. In exchange for equity investment in TWIN Entertainment, TWIN Entertainment, the Registrant and Two Way TV granted each other certain governance and other rights. These rights primarily consist of (1) written notice upon and restrictions on the sale and transfer of any shares of TWIN Entertainment's common stock or any of its other equity securities; (2) in the event either the Registrant or Two Way TV wishes to sell an interest in TWIN Entertainment, the other party has the right to first purchase the shares and the right to sell or transfer the shares pursuant to the same terms and conditions upon that sale or transfer; (3) right to elect a certain number of directors based on the Registrant's and Two Way TV's ownership percentage of TWIN Entertainment's common stock; (4) the Registrant's and Two Way TV's right to approve certain of TWIN Entertainment's major actions; (5) specified procedures upon the occurrence of a deadlock on any matter properly before TWIN Entertainment's board of directors; (6) subject to certain restrictions, the right to demand TWIN Entertainment to register its securities under the Securities Act of 1933 and the right for the Registrant's and Two Way TV's securities to be included among the securities to be registered in any other public offering of TWIN Entertainment's securities; and (7) access to certain of TWIN Entertainment's financial information. Pursuant to the Joint Venture License Agreement, the Registrant granted TWIN Entertainment a non-exclusive, royalty-free, non-transferable license in the Territory (as that term is defined in that agreement) for all of the Registrant's patents, trade secrets and copyrights, excluding trademarks and service marks developed and existing prior to the date of the Joint Venture License Agreement, and Two Way TV granted TWIN Entertainment a license on the same terms of Two Way TV's technology and intellectual property rights. As part of those transactions, the Registrant also has agreed to seek the approval of its shareholders to convert its non-exclusive licenses to TWIN Entertainment to exclusive licenses (at which time the licenses from Two Way TV to TWIN Entertainment also will become exclusive). The foregoing summary of the principal agreements is qualified in its entirety by the actual agreements, which are exhibits hereto and incorporated herein by reference.

     In addition, as part of the agreements with Two Way TV to create TWIN Entertainment, the Registrant entered into a separate worldwide exclusive license agreement that licenses the Registrant's intellectual property in countries other than the United States and Canada to Two Way TV under a Termination and License Agreement, which is incorporated herein by reference and attached hereto as an exhibit.

     The consummation of these transactions was subject to approval of the United States Bankruptcy Court for the Northern District of California, which was received on January 7, 2000.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro Forma Financial Information.
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   The Registrant will file pro forma financial information as required by this item by amendment to this Form 8-K within sixty (60) days of the date of this report.

(c)  Exhibits

Exhibit No.      Title
-----------      -----

 2.1 Joint Venture and Stock Purchase Agreement dated as of December 6, 1999 by and among the Registrant and Two Way TV Ltd., a corporation organized under the laws of England and Wales.

 2.2 Joint Venture License Agreement dated as of January 31, 2000 by and among the Registrant, Two Way TV Limited, a corporation organized under the laws of England and Wales, and TWIN Entertainment Inc., a Delaware corporation.

 2.3 Stockholders Agreement dated as of January 31, 2000 by and among the Registrant, Two Way TV Limited, a corporation organized under the laws of England and Wales, and TWIN Entertainment Inc., a Delaware corporation.

 2.4 Investor Rights Agreement dated as of January 31, 2000 by and among the Registrant, Two Way TV Limited, a corporation organized under the laws of England and Wales, and TWIN Entertainment Inc., a Delaware corporation.

 2.5 Termination and License Agreement dated as of January 31, 2000 by and among the Registrant and Two Way TV Limited, a corporation organized under the laws of England and Wales.

 99.1         Press Release issued by the Registrant dated December 7, 1999.

 99.2         Press Release issued by the Registrant dated February 10, 2000
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Date:  February 11, 2000

                         INTERACTIVE NETWORK, INC.


                         By: /s/ Bruce Bauer
                             -----------------------------------------
                                 Bruce Bauer
                                 President and Chief Executive Officer